Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW

August 5, 2005

ONE INDEPENDENT DRIVE, SUITE 1300

JACKSONVILLE, FL 32202-5017

P. O. BOX 240

JACKSONVILLE, FL 32201-0240

904.359.2000 TEL

904.359.8700 FAX

www.foley.com

WRITER’S DIRECT LINE

904.359.8713

lkelso@foley.com EMAIL

CLIENT/MATTER NUMBER

040521-0201

Regency Centers, L.P.

Regency Centers Corporation

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration on Form S-4 of Regency Centers, L.P. (the “Issuer”) and Regency Centers Corporation (the “Guarantor”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to (a) $350,000,000 aggregate principal amount of 5.25% Notes Due August 1, 2015 of the Issuer (the “New Notes”) and (b) the guarantee of the Guarantor with respect to the New Notes (the “New Guarantee”), to be issued in exchange for a like principal amount of outstanding 5.25% Notes Due August 1, 2015 of the Issuer (the “Old Notes”) and the existing like guarantee thereof (the “Old Guarantee”), respectively, which have not been registered under the Securities Act. The Registration Statement filed concurrently herewith is referred to herein as the “Registration Statement.”

In connection with the issuance of such securities, we have examined and are familiar with: (a) the agreement of limited partnership of the Issuer as presently in effect, (b) the articles of incorporation and bylaws of the Guarantor as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency Centers Corporation, as general partner of the Issuer, and a duly authorized committee of the Board in connection with the issuance and sale of the New Notes, (d) the proceedings of and actions taken by the Board of Directors of the Guarantor and a duly authorized committee of the Board in connection with the issuance of the New Guarantee and (e) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

1. The New Notes have been duly authorized, and when duly executed, authenticated, issued and delivered in exchange for a like principal amount of Old Notes, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2. The New Guarantee has been duly authorized, and when duly executed, issued and delivered by the Guarantor in exchange for the Old Guarantee, and when the New Notes have been

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Regency Centers, L.P.

August 5, 2005

issued and authenticated, will constitute the valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption “Validity of the Notes” in the Prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP